Exhibit 99.1
ITEM 1.    BUSINESS.
Genuine Parts Company, a Georgia corporation incorporated on May 7, 1928, is a leading service organization engaged in the distribution of automotive replacement parts and industrial parts, each described in more detail below. In 2019, business was conducted from approximately 3,600 locations throughout North America, Europe, Australia and New Zealand ("Australasia") via an offering of best in class operating and distribution efficiencies, industry leading coverage of consumable/replacement parts, outstanding just-in-time service and enhanced technology solutions. At December 31, 2019, the Company employed approximately 50,000 people worldwide.
As used in this report, the “Company” refers to Genuine Parts Company and its subsidiaries, except as otherwise indicated by the context; and the terms “automotive parts” and “industrial parts” refer to replacement parts in each respective category.
For financial information regarding segments as well as our geographic areas of operation, refer to the segment data footnote in the Notes to Consolidated Financial Statements attached as Exhibit 99.4 to this Current Report on Form 8-K.
AUTOMOTIVE PARTS GROUP
The Automotive Parts Group, the largest segment of the Company, distributes automotive parts and accessory items in North America, Europe and Australasia. The Automotive Parts Group offers complete inventory, cataloging, marketing, training and other programs to the automotive aftermarket in each of these regions to distinguish itself from the competition.
During 2019, the Company’s Automotive Parts Group included National Automotive Parts Association ("NAPA") automotive parts distribution centers and automotive parts stores (“auto parts stores” or “NAPA AUTO PARTS stores”) owned and operated in the United States ("U.S.") by the Company; NAPA and Traction automotive parts distribution centers and auto parts stores in the U.S. and Canada owned and operated by the Company and NAPA Canada/UAP Inc. (“NAPA Canada/UAP”), a wholly-owned subsidiary of the Company; auto parts stores and distribution centers in the U.S. operated by corporations in which the Company owned either a noncontrolling or controlling interest; auto parts stores in Canada operated by corporations in which NAPA Canada/UAP owns a 50% interest; Repco and other automotive parts distribution centers, branches and auto parts stores in Australasia owned and operated by GPC Asia Pacific, a wholly-owned subsidiary of the Company; automotive parts distribution centers and auto parts stores in Europe, owned and operated by Alliance Automotive Group (“AAG”), a wholly-owned subsidiary of the Company; an import automotive parts distribution center in the U.S. owned by the Company and operated by its Altrom America division; an import automotive parts distribution center and branches in Canada owned and operated by Altrom Canada Corporation (“Altrom Canada”), a wholly-owned subsidiary of the Company; distribution centers in the U.S. owned by Balkamp, Inc. (“Balkamp”), a wholly-owned subsidiary of the Company; distribution facilities in the U.S. owned by the Company and operated by its Rayloc division; and an automotive parts distribution center and auto parts stores in Mexico, owned and operated by Autopartes NAPA Mexico ("NAPA Mexico"), a wholly-owned subsidiary of the Company.
The Company’s automotive parts distribution centers distribute replacement parts (other than body parts) for substantially all motor vehicle makes and models in service in the U.S., including imported vehicles, hybrid and electric vehicles, trucks, SUVs, buses, motorcycles, recreational vehicles and farm vehicles. In addition, the Company distributes replacement parts for small engines, farm equipment, marine equipment and heavy duty equipment. The Company’s inventories also include accessory items for such vehicles and equipment, and supply items used by a wide variety of customers in the automotive aftermarket, such as repair shops, service stations, fleet operators, automobile and truck dealers, leasing companies, bus and truck lines, mass merchandisers, farms, industrial concerns and individuals who perform their own maintenance and parts installation.
The Company's automotive parts network was expanded in 2019 via the acquisition of various store groups and automotive operations in North America, Europe and Australasia.
AAG made a number of acquisitions to further expand their automotive operations in 2019, consisting of several small tuck-in businesses and three larger ones. Hennig Fahrzeugteile ("Hennig"), acquired on January 1, 2019, is headquartered in Essen, North Rhine-Westphalia, and is one of Germany's leading suppliers of vehicle parts. Hennig serves more than 9,000 customers, predominantly independent workshops and retailers. In addition, AAG expanded its footprint into the Netherlands and Belgium via the June 1, 2019 acquisition of PartsPoint Group ("PartsPoint"), headquartered in Ede, Netherlands. PartsPoint is a leading distributor of automotive and aftermarket parts and accessories in the Benelux. Finally, AAG reinforced its market share in the heavy duty market in France via the acquisition of Todd Group ("Todd") on October 1, 2019. Todd, based in Normandy, France, is a leading distributor of truck parts and accessories for the heavy-duty aftermarket.
The Company has a 15% interest in Mitchell Repair Information Corporation (“MRIC”), a subsidiary of Snap-on Incorporated. MRIC is a leading automotive diagnostic and repair information company that links North American subscribers to its services and information databases. MRIC’s core product, “Mitchell ON-DEMAND,” is a premier electronic repair information source in the automotive aftermarket.

Distribution System.    In 2019, the Company operated 56 domestic NAPA automotive parts distribution centers located in 39 states and approximately 1,130 domestic company-owned NAPA AUTO PARTS stores located in 44 states. At December 31, 2019, the Company had either a noncontrolling, controlling or other interest in 8 corporations, which operated approximately 256 auto parts stores in 15 states. The Company’s domestic automotive operations have access to approximately 530,000 different parts and related supply items. These items are purchased from more than 100 different suppliers, with approximately 49% of 2019 automotive parts inventories purchased from 10 major suppliers. Since 1931, the Company's domestic operations have had return privileges with most of its suppliers, which have protected the Company from inventory obsolescence.
The Company’s domestic distribution centers serve the company-owned NAPA AUTO PARTS stores and approximately 4,800 independently-owned NAPA AUTO PARTS stores located throughout the U.S. NAPA AUTO PARTS stores, in turn, sell to a wide variety of customers in the automotive aftermarket. Collectively, sales to these independent automotive parts stores account for approximately 61% of the Company’s total U.S. Automotive sales and 22% of the Company’s total sales.
NAPA Canada/UAP, founded in 1926, is a leader in the distribution and marketing of replacement parts and accessories for automobiles and trucks and is also a significant supplier to the mining and forestry industries in Canada. NAPA Canada/UAP operates a network of nine NAPA automotive parts distribution centers, three heavy duty parts distribution centers and one fabrication/remanufacturing facility supplying 592 NAPA stores and 120 Traction wholesalers. The NAPA stores and Traction wholesalers in Canada include 207 company-owned stores, 11 joint ventures and 24 progressive owners in which NAPA Canada/UAP owns a 50% interest and 470 independently owned stores. NAPA and Traction operations supply bannered installers and independent installers in all provinces of Canada, as well as networks of service stations and repair shops operating under the banners of national accounts. NAPA Canada/UAP is a licensee of the NAPA® name in Canada. Additionally, Altrom Canada operates one import automotive parts distribution center and 23 branches, which distribute OE branded products for import vehicles through the NAPA Canada/UAP network.
In Australia and New Zealand, GPC Asia Pacific, originally established in 1922, is a leading distributor of automotive replacement parts and accessories. GPC Asia Pacific operates 12 distribution centers, 406 auto parts stores under the Repco banner, 130 auto parts stores under NAPA, Ashdown Ingram and other banners, and 17 locations associated with AMX/McLeod.
In Mexico, NAPA Mexico owns and operates one distribution center and serves 25 company-owned and 18 independently-owned auto parts stores. NAPA Mexico is a licensee of the NAPA® name in Mexico.
AAG, founded in 1989, is a leading European distributor of vehicle parts, tools, and workshop equipment with its primary operations in six countries in Europe. In France, AAG operates 16 distribution centers and serves 1,057 stores, of which 266 are company-owned, under the banners GROUPAUTO France, Precisium Group, Partner's, and GEF Auto. In the United Kingdom ("U.K."), AAG operates 36 distribution centers and serves 842 stores, of which 226 are company-owned, under the banners GROUPAUTO UK & Ireland and UAN. In Germany, AAG operates nine distribution centers and 29 company-owned stores under the banner Alliance Automotive Group Germany as well as 31 company owned stores under the banner Hennig Fahrzeugteile. In Poland, AAG serves 210 affiliated outlets under the banner GROUPAUTO Polska. In the Netherlands and Belgium, AAG operates through a network of one national distribution center, seven regional warehouses and 195 stores, of which 133 are company owned.
The Company's North American automotive business is supported by several operations that form its Automotive Supply Group. Balkamp, a wholly-owned subsidiary of the Company, distributes a wide variety of replacement parts and accessory items for passenger cars, heavy-duty vehicles, motorcycles and farm equipment. In addition, Balkamp distributes service items such as testing equipment, lubricating equipment, gauges, cleaning supplies, chemicals and supply items used by repair shops, fleets, farms and institutions. Balkamp packages many of the 42,000 products, which constitute the “Balkamp” line of products that are distributed through the NAPA system. These products are categorized into over 238 different product categories purchased from approximately 500 domestic suppliers and over 100 foreign manufacturers. Balkamp provides the NAPA system with over 1,300 SKUs of oils and chemicals. BALKAMP®, a federally registered trademark, is important to the sales and marketing promotions of the Balkamp organization.
The Company's Rayloc division operates four facilities focused on providing cost effective, quality service in engineering, cataloging, global sourcing, and distribution. Rayloc delivers over 10,000 part numbers, including brake pads, brake drums, chassis, and bearings through a nationwide distribution network. Products are distributed through the NAPA system under the NAPA® brand name. Rayloc® is a mark licensed to the Company by NAPA.
Additionally, Altrom America distributes OE branded products for import vehicles through the NAPA system.
Finally, the Company operates domestically two TW Distribution heavy duty parts distribution centers which serve 22 company-owned Traction Heavy Duty parts stores located in eight states. This group distributes heavy vehicle parts through the NAPA system and direct to small and large fleet owners and operators.

Products.    The Company’s automotive distribution network provides access to hundreds of thousands of different parts and related supply items. Each item is cataloged and numbered for identification and accessibility. Significant inventories are carried to provide for fast and frequent deliveries to customers. The majority of orders are filled and shipped the same day they are received. The Company does not manufacture any of the products it distributes. The majority of products are distributed in North America under the NAPA® name, a mark licensed to the Company by NAPA, which is important to the sales and marketing of these products. Traction sales also include products distributed under the HD Plus name, a proprietary line of automotive parts for the heavy duty truck market. In Australasia and Europe, products are distributed under several brand names, including many of the national brands.
Service to NAPA AUTO PARTS Stores.    The Company believes that the quality and the range of services provided to its North American automotive parts customers constitute a significant advantage for its automotive parts distribution system. Such services include fast and frequent delivery, parts cataloging (including the use of electronic NAPA AUTO PARTS catalogs) and stock adjustment through a continuing parts classification system which, as initiated by the Company from time to time, allows independent retailers (“jobbers”) to return certain merchandise on a scheduled basis. The Company offers its NAPA AUTO PARTS store customers various management aids, marketing aids and service on topics such as inventory control, cost analysis, accounting procedures, group insurance and retirement benefit plans, as well as marketing conferences and seminars, sales and advertising manuals and training programs.
The Company has developed and refined an inventory classification system to determine optimum distribution center and auto parts store inventory levels for automotive parts stocking based on automotive registrations, usage rates, production statistics, technological advances, including predictive analytics, and other similar factors. This system, which undergoes continuous analytical review, is an integral part of the Company’s inventory control procedures and comprises an important feature of the inventory management services that the Company makes available to its NAPA AUTO PARTS store customers. Over the last 25 years, losses to the Company from obsolescence have been insignificant and the Company attributes this to the successful operation of its classification system, which involves product return privileges with most of its suppliers.
NAPA.    The Company is the sole member of the National Automotive Parts Association, LLC a voluntary association formed in 1925 to promote the distribution of automotive parts for its members. NAPA, which neither buys nor sells automotive parts, functions as a trade association whose sole member in 2019 owned and operated 56 distribution centers located throughout the U.S. NAPA develops marketing concepts and programs that may be used by its members which, at December 31, 2019, includes only the Company. It is not involved in the chain of distribution.
Among the automotive products purchased by the Company from various manufacturers for distribution are certain lines designated, cataloged, advertised and promoted as “NAPA” lines. Generally, the Company is not required to purchase any specific quantity of parts so designated and it may, and does, purchase competitive lines from the same as well as other supply sources.
The Company uses the federally registered trademark NAPA® as part of the trade name of its distribution centers and parts stores. The Company funds NAPA’s national advertising program, which is designed to increase public recognition of the NAPA name and to promote NAPA product lines.
The Company is a party, together with the former members of NAPA, to a consent decree entered by the Federal District Court in Detroit, Michigan, on May 4, 1954. The consent decree enjoins certain practices under the federal antitrust laws, including the use of exclusive agreements with manufacturers of automotive parts, allocation or division of territories among the Company and former NAPA members, fixing of prices or terms of sale for such parts among such members, and agreements to adhere to any uniform policy in selecting parts customers or determining the number and location of, or arrangements with, auto parts customers.
Competition.    The automotive parts distribution business is highly competitive. The Company competes with automobile manufacturers (some of which sell replacement parts for vehicles built by other manufacturers as well as those that they build themselves), automobile dealers, warehouse clubs and large automotive parts retail chains. In addition, the Company competes with the distributing outlets of parts manufacturers, oil companies, mass merchandisers (including national retail chains), and with other parts distributors and retailers, including online retailers. The Automotive Parts Group competes primarily on product offering, service, brand recognition and price. Further information regarding competition in the industry is set forth in “Item 1A. Risk Factors — We face substantial competition in the industries in which we do business” of the Form 10-K filed with the Securities Exchange Commission on February 21, 2020 and the other reports we file with the Securities and Exchange Commission.
INDUSTRIAL PARTS GROUP
The Industrial Parts Group operates in both North America and Australasia. Motion Industries, Inc. (“Motion”), a wholly-owned subsidiary of the Company headquartered in Birmingham, Alabama, operates in North America. Inenco Group ("Inenco"), also a wholly-owned subsidiary of the Company headquartered in Sydney, Australia, operates across Australasia.

Motion distributes industrial replacement parts and related supplies such as bearings, mechanical and electrical power transmission products, industrial automation and robotics, hose, hydraulic and pneumatic components, industrial and safety supplies and material handling products to MRO (maintenance, repair and operation) and OEM (original equipment manufacturer) customers throughout the U.S., Canada and Mexico.
In Canada, industrial parts are distributed by Motion Industries (Canada), Inc. (“Motion Canada”). The Mexican market is served by Motion Mexico S de RL de CV (“Motion Mexico”).
In 2019, Motion served approximately 200,000 customers in all types of industries located throughout North America, including the equipment and machinery, food and beverage, forest products, primary metals, pulp and paper, mining, automotive, oil and gas, petrochemical and pharmaceutical industries; as well as strategically targeted specialty industries such as power generation, alternative energy, government, transportation, ports, and others. Motion services all manufacturing and processing industries with access to a database of 8.7 million parts. Additionally, Motion provides U.S. government agencies access to approximately 72,000 products and replacement parts through a Government Services Administration (GSA) schedule.
The Company's Industrial Parts Group network expanded in 2019 via the acquisition of various tuck-in acquisitions and industrial operations in North America and Australasia. In North America, the Company expanded its industrial operations with two tuck-in acquisitions.
In Australasia, the Company purchased the remaining 65% stake in Inenco, a leading distributor of industrial replacement parts and accessories in Australasia.
The Industrial Parts Group provides customers with supply chain efficiencies achieved through the Company’s On-Site Solutions offering. This service provides inventory management, asset repair and tracking, vendor managed inventory ("VMI"), as well as radio frequency identification ("RFID") asset management of the customer’s inventory. Motion also provides a wide range of services and repairs such as: gearbox and fluid power assembly and repair, process pump assembly and repair, hydraulic drive shaft repair, electrical panel assembly and repair, hose and gasket manufacture and assembly, as well as many other value-added services. A highly developed supply chain with vendor partnerships and connectivity are enhanced by Motion’s leading e-business capabilities, such as MiSupplierConnect, which provides integration between the Company’s information technology network and suppliers’ systems, creating numerous benefits for both the supplier and customer. These services and supply chain efficiencies assist Motion in providing the cost savings that many of its customers require and expect.
Distribution System.    In North America, the Industrial Parts Group stocks and distributes more than 195,000 different items purchased from more than 880 different suppliers. Its service centers provide hydraulic, hose and mechanical repairs for customers. Approximately 40% of total industrial product purchases in 2019 were made from 10 major suppliers. Sales are generated from the Industrial Parts Group’s facilities located in 49 states, Puerto Rico and nine provinces in Canada and Mexico.
In Australasia, the Industrial Parts Group operated a network of distribution centers and branches across Australia, New Zealand, Indonesia and Singapore as of December 31, 2019.
Most branches have warehouse facilities that stock significant amounts of inventory representative of the products used by customers in the respective market areas served.
Products. The Industrial Parts Group distributes a wide variety of parts and products to its customers, which are primarily industrial concerns. Products include such items as hoses, belts, bearings, pulleys, pumps, valves, chains, gears, sprockets, speed reducers, electric motors, industrial supplies, assembly tools, test equipment, adhesives and chemicals. Motion also offers systems and automation products that support sophisticated motion control and process automation for full systems integration of plant equipment. The nature of Motion's business demands the maintenance of adequate inventories and the ability to promptly meet demanding delivery requirements. Virtually all of the products distributed are installed by the customer or used in plant and facility maintenance activities. Most orders are filled immediately from existing stock and deliveries are normally made within 24 hours of receipt of order. The majority of all sales are on open account. Motion has ongoing purchase agreements with many of its national account customers which, collectively, represent approximately 45% of the annual sales volume.
Supply Agreements. Non-exclusive distributor agreements are in effect with most of the Industrial Parts Group’s suppliers. The terms of these agreements vary; however, it has been the experience of the Industrial Parts Group that the custom of the trade is to treat such agreements as continuing until breached by one party or until terminated by mutual consent.
Competition.    The industrial parts distribution business is highly competitive and fragmented. The Industrial Parts Group competes with other distributors specializing in the distribution of such items, general line distributors and others who provide similar services. To a lesser extent, the Industrial Parts Group competes with manufacturers that sell directly to the customer. The Industrial Parts Group competes primarily on the breadth of product offerings, service and price. Further information regarding competition in the industry is set forth in “Item 1A. Risk Factors — We face substantial competition in the industries in which we do business” of the Form 10-K filed with the Securities Exchange Commission on February 21, 2020 and the other reports we file with the Securities and Exchange Commission.
RECENT UPDATE
We previously reported the results of our Business Products Group as a segment. The Business Products Group was engaged in the wholesale distribution of a broad line of office and other business-related products through a diverse customer base of resellers for use in businesses, schools, offices, and other institutions. Business products fall into the general categories of office furniture, technology products, general office, school supplies, cleaning, janitorial and breakroom supplies, safety and security items, healthcare products and disposable food service products. As further described in the acquisitions, divestitures and discontinued operations footnote in the Notes to Consolidated Financial Statements in Exhibit 99.4 attached to this Form 8-K, effective June 30, 2020, the Company completed the divestiture of its Business Products Group by selling Supply Source Enterprises, Inc. ("SSE") and S.P. Richards Company ("SPR") in separate transactions. The results of operations, financial position and cash flows for the Business Products Group are reported as discontinued operations for all periods presented. Further, as a result of the reclassification of the Business Products Group business to discontinued operations, we now have two segments: the Automotive Group and the Industrial Parts Group. Our description and discussion within this "Item 1. Business" reflect the continuing operations, unless otherwise noted. Our segments are further detailed in segment data footnote in the Notes to Consolidated Financial Statements in Exhibit 99.4 attached to this Form 8-K.